Exhibit 5

      Opinion and Consent of Brobeck, Phleger & Harrison LLP



                        January 18, 1996



SHARPER IMAGE CORPORATION
650 Davis Street
San Francisco, CA  94111


               Re:   Sharper Image Corporation (the "Company")
                     Registration Statement for Offering of
                     800,000 Shares of Common Stock


Ladies and Gentlemen:

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 50,000 shares of the Company's Common Stock available for issuance under the Company's 1994 Non-Employee
Director Stock Option Plan and (ii) 750,000 shares of the Company's Common Stock available for issuance under the Company's Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1994 Non-Employee Director Stock Option Plan or Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,


                               BROBECK, PHLEGER & HARRISON LLP
                               -------------------------------
                               BROBECK, PHLEGER & HARRISON LLP